                                                                   EXHIBIT 10.23

                               WORKING AGREEMENT

                                    BETWEEN

                                  LODGE 2164
                         INTERNATIONAL ASSOCIATION OF
                        MACHINISTS & AEROSPACE WORKERS
                                  (AFL - CIO)



                                      AND



                         THE IMPERIAL ELECTRIC COMPANY
                                  AKRON, OHIO



                                      AND



                                   EFFECTIVE
                                 JUNE 28, 1995

                                      TO

                                 JUNE 27, 2000

                        AKRON FACTORY WORKING AGREEMENT

                               TABLE OF CONTENTS

ARTICLE         TITLE                                           PAGE NO.

        Preamble - - - - - - - - - - - - - - - - - - - - - - -   1
I       Recognition  - - - - - - - - - - - - - - - - - - - - -   1
II      Union Shop - - - - - - - - - - - - - - - - - - - - - -   1
III     Check-Off  - - - - - - - - - - - - - - - - - - - - - -   1
IV      Hours of Employment- - - - - - - - - - - - - - - - - -   2
V       Wages- - - - - - - - - - - - - - - - - - - - - - - - -   4
VI      Seniority- - - - - - - - - - - - - - - - - - - - - - -   7
VII     Holidays - - - - - - - - - - - - - - - - - - - - - - -   12
VIII    Leaves of Absence- - - - - - - - - - - - - - - - - - -   14
IX      Rules and Disciplinary Action- - - - - - - - - - - - -   16
X       Discharge of Employees - - - - - - - - - - - - - - - -   16
XI      Management Prerogatives- - - - - - - - - - - - - - - -   17
XII     Productivity - - - - - - - - - - - - - - - - - - - - -   17
XIII    Wash-Up Time - - - - - - - - - - - - - - - - - - - - -   18
XIV     Information- - - - - - - - - - - - - - - - - - - - - -   18
XV      Steward Time - - - - - - - - - - - - - - - - - - - - -   19
XVI     Grievance Procedure- - - - - - - - - - - - - - - - - -   19
XVII    Arbitration- - - - - - - - - - - - - - - - - - - - - -   21
XVIII   Omitted- - - - - - - - - - - - - - - - - - - - - - - -   21
XIX     Progression- - - - - - - - - - - - - - - - - - - - - -   22
XX      Injured Workman- - - - - - - - - - - - - - - - - - - -   23
XXI     Vacations- - - - - - - - - - - - - - - - - - - - - - -   23
XXII    Safety and Health- - - - - - - - - - - - - - - - - - -   26
XXIII   Casual Help and Student Salesmen - - - - - - - - - - -   27
XXIV    Bulletin Boards- - - - - - - - - - - - - - - - - - - -   27a
XXV     Strikes- - - - - - - - - - - - - - - - - - - - - - - -   27a
XXVI    Insurance- - - - - - - - - - - - - - - - - - - - - - -   28
XXVII   Supervision- - - - - - - - - - - - - - - - - - - - - -   29
XXVIII  Employee Benefit Plan- - - - - - - - - - - - - - - - -   30
XXIX    Jury Duty  - - - - - - - - - - - - - - - - - - - - - -   32
XXX     Funeral Pay- - - - - - - - - - - - - - - - - - - - - -   32
XXXI    Retirement - - - - - - - - - - - - - - - - - - - - - -   32
XXXII   General- - - - - - - - - - - - - - - - - - - - - - - -   33
XXXIII  Termination- - - - - - - - - - - - - - - - - - - - - -   33
        Equal Opportunity Clause - - - - - - - - - - - - - - -   33

        Wage Structure - - - - - - - - - - - - - - - - - - - -   34
        Basic Groups Classification & Rates- - - - - - - - - -   36
        Letterof Understanding - - - - - - - - - - - - - - - -   37

                                   PREAMBLE

This Agreement made and entered into at Akron, Ohio on this 28th day of June, 1995 by and between the Imperial Electric Company of Akron, Ohio and the International Association of Machinists & Aerospace Workers (AFL-CIO) and its affiliated Lodge 2164, hereinafter referred to as the Union. The words used in this Agreement in the masculine gender shall include the feminine.

That in consideration of the mutual performance and good faith by both parties to this Agreement, individually and collectively, the said parties hereby and with each other agree as follows:

                           ARTICLE I - RECOGNITION
SECTION 1
The Company recognizes the Union as the exclusive collective bargaining agent for all hourly rated factory employees at its plant at Akron, Ohio, exclusive of supervisors; foremen; working foremen, not exceed five (5) executives; superintendents; salesmen or student salesmen, for the purpose of collective bargaining with respect to wages, rate of pay, hours of employment and working conditions. "Temporaries" mentioned in Article XXVII Section 2 are excluded from Union per Paragraph 2, Section 2.

                            ARTICLE II - UNION SHOP
SECTION 1
It is mutually agreed between the Company and the Union, as a condition of employment, that all present employees shall become members of the Union thirty
(30) calendar days after the execution of this Agreement and shall remain members in good standing in the Union. All new employees shall become members of the Union thirty (30) calendar days, as verified by time cards showing the employee's attendance, after the date of their employment and shall remain members in good standing as a condition of employment.

To remain members in good standing in the Union, all members must keep all obligations paid to the Union, such as monthly dues, initiation fees, reinstatement fees and assessments.

In the event two (2) or more employees are hired and got to work on the same day, seniority will be determined alphabetically according to the last name. Subsequent last name changes will not effect seniority standing.

SECTION 2
Upon notice to the Company from the Union that an employee is not in good standing in the Union, as defined in Section 1 of this Article, the Company will terminate his/her employment. The Company shall not be obligated to terminate the employment of any employee at the request of the Union for any other reason.

                            ARTICLE III - CHECK OFF
SECTION 1
The Company shall deduct from the second pay check of each month, including vacation pay, the Union dues of all Union members.

SECTION 2
The Company shall also deduct from the pay check of any new or reinstated employee the initiation fee of such new employee or the reinstatement fee of such reinstated employee. All such fees shall be uniform for all employees at any given time.

The Company shall also deduct any legal assessments which are authorized in writing by Lodge 2164 or by the Grand Lodge of the International Association of Machinists & Aerospace Workers.

SECTION 3
Any and all deductions made by the Company must be authorized in writing by each individual employee, and such authorization shall continue until revoked, and may be revoked only at the time and in the manner provided below.

Such authorization shall be irrevocable for a period of one year from the date appearing on each individual authorization card or until the expiration of the Agreement between the Company and the Union (whichever is sooner).

Such authorization shall be irrevocable for the term of the contract from the date appearing on each individual authorization card.

Revocation shall be effective only if the employee gives the Union written notice by individual registered mail, return receipt requested and it is received and postmarked during the period specified above.

SECTION 4
All Monies deducted by the Company under the provisions of this Article will be remitted by check to the Treasurer of the Union within fifteen (15) calendar days after the deductions are made.

SECTION 5
It is understood and agreed that the Union shall have the right to change the amount of the dues by giving the Company notice of the change in writing.

All dues, initiation fees, reinstatement fees and assessments shall be the same for all employees at any given time.

                       ARTICLE IV - HOURS OF EMPLOYMENT

SECTION 1
The regular work week shall be from 12:01 A.M. Monday to 12:00 midnight Friday, forty (40) hours per week eight (8) hours per day.

SECTION 2
All work performed in excess of forty (40) hours in any week shall be paid for at one and one half (1 1/2) times the regular straight time rate.

SECTION 3
Employees shall not claim, or be entitled to, overtime on both daily and weekly basis.

SECTION 4
Employees who work on Saturday shall be paid at the rate of one and one-half (1 1/2) times their regular straight-time rate after 40 hours. However, it is understood and agreed that the Company shall not be obligated to work an employee on Saturday if the employee has been absent from his work during that week.

If an employee has been absent and the absence has been occasioned by any of the following reasons, the absence shall not then be used to deprive the employee of Saturday work. It is understood and agreed that absence occasioned by any of the following shall be considered excusable absence; however, in each and every case the burden of proof rests entirely with the employee.

A. One of the holidays recognized as falling under the scope of this Agreement.
B. If an employee reports to the plant at his/her regular time and without prior notice to report, is sent home by reason of lack of work. Reasons beyond the control of the Company, such as fire, flood and other Acts of God being excluded.

C. Personal illness with proof. Doctor's certificate required if absent three
   (3) days or more.
D. Death in the immediate family.
E. Time actually spent on summons to jury duty.
F. Absence of veterans occasioned by their appearance before examining boards of, or designated by the Veteran Administration.
G. Union business.
H. Court appearance.

SECTION 5
All work performed on the holiday recognized as falling under the scope of this Agreement shall be paid for at two (2) times the regular straight time rate, and all work performed on Sundays shall be paid for at twice (2) the regular straight time rate. This section does not apply to Watchmen.

SECTION 6 - Omitted

SECTION 7
Any employee notified to report for work and who reports for work but is refused employment at the time designated, unless the employee is physically unfit for work, shall be given four (4) hours work or four (4) hour pay at the rate applicable had they worked. This Section shall not apply where work is not available by reason or causes beyond the Company's control, such as: power failure, fire, flood, strike or Act of God; nor where the employee is prevented from working by reason or causes beyond the Company's control, such as: power failure, fire, flood, strike or Act of God. This provision does not apply to Watchmen.

Employees called in to work outside of their regular hours shall receive two (2) hours pay at the rate applicable had they worked, providing the employee is physically fit to work. This Section shall not apply where work is not available by reason or causes beyond the Company's control, such as: power failure, fire, flood, strike or Act of God.

SECTION 8
The Company shall make every effort to reasonably equally divide all overtime among employees who are classified in the same job classification.

Nothing in this Section is intended to obligate the Company to work overtime hours, nor shall the Company be required to offer overtime work to any employee who is not qualified to perform the work on the job that is being worked overtime.

Where employees have been transferred to a new job, the Company will not be obligated to offer them overtime work until they have been on the new job sixty
(60) calendar days.

SECTION 9
When the Company wished to have an employee work beyond his regular quitting time, the Company will make every attempt to give advance notice where possible. Since overtime was deemed to not be mandatory, then no posting is required.

SECTION 10
Any employee reporting for work from one (1) to fifteen (15) minutes late will be "docked" ten (10) minutes. Beyond this, the employee shall be paid for the actual time worked. Habitual tardiness on the part of any employee will be cause for discipline and such cases will be handled under provisions of Article IX.

SECTION 11 - Omitted

                               ARTICLE V - WAGES
SECTION 1
The basic wage structure, as outlined on Pages 34,35, & 36 shall remain in effect for the duration on this Agreement.

SECTION 2
The minimum hiring rate shall be at the disposal of the Plant Manager with the range being as follows: (See Letter of Understanding)

                     June 1995 to June 1999 - $5.40 &  Up

At no time shall the new hires be paid above the pay scale of new hires already employed at this location except when new hire is hired for specific job requiring higher skills or more experience than normally required.

SECTION 3 For Progression Rate refer to Article XIX.

SECTION 4 - Omitted

SECTION 5
A night shift premium of twenty-five (25) cents per hour will be included in the starting wage and carried throughout the employee's time on 2nd or 3rd shift. The top of the rate will not include a night shift premium. Note: Since the night premium of twenty-five (25) cents will be added to the employee's wages from hiring through the time he/she reaches the top of rate. (Top of rate will not include night premium). It is to be noted that the time required from starting to top of rate is about twenty-five (25) months on average.

SECTION 6
It is agreed that before the installation of incentive plan, the Company and the Union shall mutually agree on the terms and conditions thereof.

SECTION 7
The Company shall pay its employees on Friday of each week by check. Barring circumstances beyond its control, the Company will continue to pay day shift employees before noon on Friday and afternoon shift employees on Thursday night.

SECTION 8
When an employee is laid off, the laid off employee shall receive all money due him by the Company within twenty-four (24) hours of the time of his lay-off, with the exception of his vacation money, which will be held until the following June 1st, providing the employee is still laid off according to the contract and providing all tools and other property of the Company, which the employee may have in his possession, have been surrendered to the Company.

When an employee is dismissed or discharged, apply the above paragraph for all monies due him, except for vacation pay use Article XI, Section 9.

Employees shall, if possible, give the Company five (5) days notice before quitting. If an employee gives less than five (5) days notice, then the Company shall not be obligated to give him his pay before five (5) days from the date of notice.

SECTION 9
When an employee is permanently upgraded from a lower paying job to a higher paying job, the employee's present rate will be transferred to the new job and continue to increase in that new job at the rate specified for that new job as long as all the conditions in this contract are met.

When an employee works on a job other than his regular classified job thirty
(30) full continuous days worked, or 240 hours worked, whichever comes first, and while working thereon he/she is permanently classified on it, he/she will then be transferred to the job and continue to increase in that new job at the rate specified for the new job as long as all the conditions in this contract are met.

In the event an employee is permanently down-graded from a higher paying job to a lower paying job, and in the event the employee has had no experience on the lower paying job, then the employee's rate of pay shall be reduced on the day of his transfer to the minimum rate of the lower paying job to he has been down-graded, except that if the employee is down-graded from a job with a rate equal to the maximum of the radial drill press rate or greater to one of the jobs listed below, he shall receive the maximum of the rate of such job at the time of transfer: *See Letter of Understanding on existing elevator employees.
                        Trucking (all departments)
                        Bench Hand (all departments)
                        Clean and Dip Stators and Coils
                        Paint Sprayer
                        Paint Castings
                        Clean and Paint
                        Crate Builder
                        Truck Driver
                        Sweeper

If the employee has had previous experience on the job to which he is assigned, the Company shall determine his/her rate in light of his/her previous experience, and the employee shall have the right to process a grievance if he/she feels his/her rate has not been correctly established.

SECTION 11
In the event an employee is permanently down-graded or up-graded to a job classification on which he/she formerly worked, then the employee shall take the same relative position, percentage wise, in the rate range of the job to which he/she is being down-graded or up-graded as he/she held at the time he/she was last formerly classified on that same job.

SECTION 12
(REPLACED BY PROGRESS INFORMATION ON CHART PG. 36 & ARTICLE V, SEC. 9)

If an employee is permanently up-graded to a job which has a higher maximum rate than the job which he/she presently holds, and if in the opinion of the Company, the employee has had insufficient experience on the new job, then his/her rate shall be decreased on the day of his/her transfer to the minimum of the rate range on the job to which he/she is being up-graded. He/she shall then be eligible for increases in accordance with the established practice of granting merit increase as an employee learns his/her new work.

SECTION 13
The Company and the Union understand and agree that from time to time production requirements and other conditions over which neither has any control may make it necessary to effectuate temporary adjustments in the working force. When an employee is temporarily transferred to a higher paying job, he/she shall retain his/her lower rate until such time as he/she has worked on the higher paying job a total of two hundred twenty (220) hours within a period of nine (9) consecutive months following the date of his/her first temporary transfer to such job. Nothing in this Section is intended to limit or restrict the Company in making temporary transfers regardless of their length or frequency.

SECTION 14
In cases where an employee is transferred or down-graded, and if at the time of his/her transfer the Company states that the transfer is permanent, the employee's rate shall then be immediately adjusted to the rate of the job to which he/she is being transferred in accordance with the provisions of this Article. If, after accepting the reduction in his/her pay the Company up-grades this employee back to his/her former job in a shorter period of time than would have been considered temporary (30 calendar days), then the employee will receive an adjustment equal to the rate he/she would have received had his/her rate not been reduced by virtue of the permanent transfer.

SECTION 15
Employees who have been permanently transferred from a higher paying job to a lower paying job and have taken the corresponding rate reduction and are later transferred back to the higher rated job on a temporary basis will then receive the higher rate of pay for the time actually spent doing the higher paying job.

SECTION 16
In the event the Company finds it necessary to reclassify an employee to a lower paying job then the affected employee shall have the right to accept the downgrade or in cases where his/her hourly rate is reduce in excess of twenty-cents ($0.20) per hour, he/she may request an involuntary layoff.

Any employee who takes such a layoff shall not be subject to recall to any job except that a job which he/she was holding prior to the proposed down-grade. However, if, after an employee elects to take an involuntary layoff, a job becomes available which was not available at the time the employee elected to be laid off, then such laid-off employee shall have the right to bid on any such opening provided the job opening pays the same rate or higher than the rate of the job on which the employee was working at the time he/she was laid off. Such employee shall accumulate seniority during such layoff for a period of the time equal to his/her seniority on the date of his/her layoff, but in no case longer than twenty-four (24) months.

SECTION 17
The Basic wage structure as outlined on Pages 34, 35, 36, 37 and 38 includes the wage increases which become effective on June 28, 1995.

                            ARTICLE VI - SENIORITY

SECTION 1
All new hourly employees covered by this Agreement shall be considered temporary until they have worked thirty (30) calendar days for the Company on a job included in the bargaining unit. The thirty (30) calendar days worked may be extended an additional fifteen (15) calendar days by the Company notifying the Union Committee of their intention. If at the end of this probationary period the employee's services are found satisfactory his/her seniority shall then date from the first day of his/her employment.

It is understood and agreed that the Company may, at its sole discretion, terminate the services of any employee before the expiration of his/her probationary period and neither the Union nor the employee shall have the right to process a grievance over any such termination or discharge. Such separation notices shall read "did not satisfactorily pass probationary period."

SECTION 2
All hourly rated employees who have acquired a seniority status shall work on a straight plant-wide seniority basis with the Company, providing the employee has the ability to perform the work available.

SECTION 3
In the laying off of employees or in the recalling of laid off employees the elected and installed Union Committee of the Local Union, not to exceed a total of three (3), shall hold seniority rights over all other employees, including stewards for the period of their elected term of office. This Section applies only to the Union Committee who are employees of the Company and further applies only in the case of layoff. Should employment increase to the extent that a Lodge is reestablished of Imperial Electric Company employees, the language shall revert back to that of the 1978-1981 Agreement.

SECTION 4
In decreasing the working force within a department group, the elected and installed steward within the department group shall hold seniority rights over all other employees, except the Union Committee described above, and working foremen, providing the steward can perform the work which is available. The Section applies only in cases of permanent layoff and a departmental steward shall not have the right to hold any particular job in his/her department over an employee with more seniority. Neither shall he/she have the right to exercise seniority preference in any department group other than the one in which he/she serves as steward
        -The elevator products group shall have one steward.
        -The P.M. products group shall have one steward
        -The second shift shall have one steward, third shift shall have one steward.
When any of the above groups reaches 20 employees, a reassignment of an existing steward should be made to reduce the number of employees per steward, but no new stewards other than mentioned above will be acme

SECTION 5
Nothing in Sections 3 and 4, shall obligate the Company to retain in their employ any Union official or steward who is not qualified to perform the work available. The provisions of Sections 3 and 4 apply only to those officers and stewards whose names appear on the latest roster submitted by the Union to the Company.

SECTION 6
In the event of a permanent layoff, all employees shall be laid off in reverse order to that in which they were hired except as provided in Sections 3 and 4 above. However, it is understood and agreed that nothing in this Section of this Article shall obligate the Company to continue the employment of any employee who cannot perform the work available in a reasonably efficient manner.

In such a case where an employee bumps an older employee with less seniority, the Company has the right to make the decision to let the employee do so according to experience and ability to do the job with no responsibility to train the employee for the job that he/she is bumping into.

SECTION 7
When re-hiring takes place, all former employees who have acquired seniority status and who have been laid off will be recalled in the reverse order to that in which they were laid off, providing the recalled employee can do the work available.

SECTION 8
Departmental layoffs, not to exceed five (5) working days, can be made at the discretion of the Company. Such layoffs shall be restricted so that any one employee shall not be given more than three (3) temporary layoffs totaling fifteen (15) working days during any contract year.

Seniority shall not be applicable in cases of temporary layoff, however, it is agreed that a Union steward or committee man shall be retained on any floor during a period of temporary layoff, providing other employees represented by the Union are working on that floor.

SECTION 9
In the event a job is created or a vacancy occurs, the new job or vacancy will be filled either under the provisions of Section 18 or Section 19 of this Article. However, in cases where layoffs or cut-backs are in progress, employees affected will move back to their former job or a job that they can perform in a reasonably efficient manner and in accordance with their seniority. In such cases the job posting procedure outlined under Section 19 shall not apply.

SECTION 10
If an employee is transferred under the provisions of SECTION 9 above, the Company shall not be obligated to give the employee more than a thirty (30) calendar day trial period. If at the end of this thirty (30) calendar day period the Company feels that the employee is not qualified to do the work, then the employee shall be transferred back to his/her former job classification.

SECTION 11
Seniority shall be broken for the following reason:
  A. Voluntarily quitting.
  B. Dismissal for cause.
  C. Overstaying leave of absence. Item F of this Article VI, SECTION 11, shall be applicable prior to seniority being broken.
  D. Failure to return to work after proper notification as provided herein.
  E. All employees hired after December 1, 1963, who work one year or less shall have their employment terminated after a layoff equal to the time actually work. Employees who work more than one year shall retain their seniority in layoff for 24 months.
  F. Absence of four (4) calendar days without reporting to the Company except for good and sufficient cause which the Company deems fit to accept.

SECTION 12 - Omitted

SECTION 13
The Union and the employees involved will be given at least five (5) calendar days notice of any pending permanent layoff. However, this provision does not apply to temporary layoff of employees. During the five (5) calendar day period, any employee who has received a notice of layoff, and who feels he/she is being improperly laid off, shall have the right to file a request with the Company to be considered for another job which he/she feels he/she may be entitled to hold by virtue of his/her seniority, experience and ability. If the employee is dissatisfied with the action taken by the Company, on his/her request, then he/she shall have the right to resort to the grievance procedure.

SECTION 14
All employees may be required to take a physical examination by the Company physician at the time of any layoff. Upon the request of the employee, the Company will provide them with a copy of the physician's report.

SECTION 15
Any employee, including those returning from leaves of absence, who has not been actively on the payroll of the Company for sixty (60) days and is recalled to work, shall take a physical examination by the Company's physician, and in the event such employee questions the findings of the Company physician, the employee shall then have the right to be examined by another reputable physician who may be agreed upon between the parties. whose decision shall be accepted.

Such a returning employee who refuses to submit to a physical examination upon being called back to work automatically forfeits his/her seniority.

SECTION 16
Laid off employees, when recalled to work, must be notified by certified mail and a copy of the notification will be furnished to the Union at the same time. Any laid off employee who is notified to return to work must communicate his/her intentions to the Company within three (3) work days from the date he/she receive the notification and must report for work not later than seven (7) work days from the date he/she receives the notification.

Provided further, that if an employee is prevented from reporting because of physical disability, the reporting time may be extended by mutual agreement between the Company and the Union. However, this shall not prevent the Company from filling the job which is open until such time as the recalled employee is able to return to work.

SECTION 17
All recall notices will be mailed by the Company to the last address in the Company's personnel records, and the responsibility of advising the Company of any change of address shall rest entirely with the laid off employee.

SECTION 18
The Company will fill certain skilled jobs through the job posting procedure outlined in this Agreement. Certain skilled jobs as outline in this section may be filled by the Company choosing qualified employees without job posting rather than hiring skilled employees from the outside. However, this shall not preclude or restrict the Company form hiring skilled employees for the following jobs when qualified and experienced employees are not immediately available from the existing working force:
                Die Setter              Engine Lathe Operator
                Electrician             Shaft Grinder
                Turret Lathe Operator   Machine Repair
                Boring Mill Operator    Tool Maker
                Bearing Lathe Operator  Motor Tester
                Tracer Lathe Operator   Inspector
                Balance                 Machinist Set Up & Run
                Master Mechanic A & B   Fuse & Test

SECTION 19
The purpose of this section 19 is to provide the opportunity to the Company and the Union to encourage promotions of longer service employees to higher paying or more preferable jobs. It is understood and agreed that this does not in any way preclude or limit the Company's right to hire skilled employees as outlined under Section 18 of this Article VI, nor does it preclude or limit employee's rights under Section 9 of this Article.

A. Such job opening or vacancy shall be posted by the Company for two (2) working days (48) hours for the purpose of informing all employees of the job opening or vacancy. All such postings will be made in duplicate and at the end of posting period, a copy of the posting will be furnished to the Union showing the job posted, date of posting, date posting was removed and the names of employees who bid on the job.
B. Subject to the restrictions outlined in this Article VI, any employee shall have the right to bid on a posted job. The Company shall, within three (3) working days after the removal from posting. award the job giving consideration to the bidders on the basis of the following factors:

                                Seniority
                                Previous experience on the job
                                Schooling

C. The Company shall have the right to delay, not longer than thirty (30) calendar days, the transfer of the successful bidder to the new job until his/her old job can be filled by either an experienced employee or an employee trained to fill the job.

D. The Company shall have the right to select an employee of its own choice to fill any such opening or vacancy until the job is permanently filled. The Company shall also have the right for periods not to exceed ninety (90) calendar days, to fill openings and vacancies created by leaves of absence, temporary illness, vacations, etc., without following the job posting procedure.

E. Should any existing opening or vacancy still remain unfilled after completing the job posting procedure, then the Company shall have the right to fill the job as it sees fit.

F. Where a job opening or vacancy is filled on the basis of the procedure, then the employee selected shall be given a fair trial on the job to demonstrate his/her ability to perform the work. While on such trial period, the employee shall be considered on such job temporarily. If, after a fair trial period, it is decided the employee does not qualify, he/she shall be returned to his/her former job and classification. However, if the successful bidder does not qualify after the trial period the next senior bidder shall then be given a trial providing he/she is qualified under Article VI, Section 19, Paragraph B.

G. Any employee who bids on and is awarded a job in Basic Group 1, as set forth in Schedule B attached, shall be automatically prohibited from bidding on any other jobs posted within twelve (12) months of the date he/she was awarded the job under the posting procedure, unless the successful bidder has not worked on the job for a period of four (4) weeks, or the job no longer exists.

Any employee who bids on and is awarded a job in Basic Group 2, as set forth in Schedule B attached, shall be automatically prohibited from bidding on any other jobs posted within six (6) months, unless approved by the Company, except the following jobs on which he/she shall be prohibited for the period of time specified on that job, unless the successful bidder has not worked on the job for a period of four (4) weeks, or the job no longer exists.

DC Winder & Connector                   12 Mos.         Elevator & PM
AC Connector                            12 Mos.         Elevator
Solder & Band, Fuse & Test              12 Mos.         Elevator & PM
Test & Finish Stators & Armatures       12 Mos.         Elevator & PM
AC Winder                               12 Mos.         Elevator
Chief Clerk                             12 Mos.         Elevator & PM
Brush Holder Assembly (all)             12 Mos.         Elevator & PM
AC & DC Motor Assembler (all)           12 Mos.         Elevator & PM
Fluidize PM Armatures                   12 Mos.         PM
Radial Drill                            8 Mos.          Elevator
Saw & Center & Rolling Machine          8 Mos.          Elevator & PM

Any employee who bids on and is awarded a job in Basic Group 3, as set forth in Schedule B attached, shall be automatically prohibited from bidding on any other jobs posted within four (4) months unless approved by the Company except the following jobs on which they shall be prohibited for the period of time specified on that job, unless the successful bidder has not worked on the job for a period of four (4) weeks, or the job no longer exists.

Tape Field Coils                        6 Mos.          Elevator
Tape AC Coils                           6 Mos.          Elevator
Spread & Form Coils, Wind Coils         6 Mos.          Elevator & PM
Hosing & Testing Armature Coils         6 Mos.          Elevator
Insulate Stators & Armatures            6 Mos.          Elevator
Cut Insulation                          6 Mos.          Elevator & PM
Tool Crib Attendant                     6 Mos.          Elevator & PM
Loop Winding - AC & DC                  6 Mos.          Elevator & PM

There shall be no exceptions on the following jobs:

        Trucking                Paint Casting Paint
        Sprayer                 Bench Work
        Crate Builder           Clean & Tape Stators
        Clean & Paint Armatures & Rotors

H. If the Union or one of its members feels that the Company has not made a fair determination under this procedure, then they shall have the right to process a grievance through the grievance procedure.

I. Employees who work on a job on temporary basis and who later bid on that job will not be given preferred consideration over a more senior employee who bids on that job.

J. In the event an employee becomes partially incapacitated so that he/she is unable to perform his/her regular job in a reasonably efficient manner, then the Company and the Union Committee will attempt to place the employee on an existing job which he/she is able to perform in a reasonable efficient manner. No new jobs will be created. In such cases, the job posting procedure need not necessarily be followed.

                            ARTICLE VII - HOLIDAYS
SECTION 1
It is agreed that as a matter of general policy work will not be performed on any of the following holidays; New Year's Day, Presidents Day (third Monday in February), Memorial Day, Forth of July, Labor Day, Thanksgiving Day and the day after, Christmas. All employees qualifying for holiday pay in accordance with the eligibility requirements of Section 3 shall be paid a full straight time pay of eight (8) hours for each of the above mentioned holidays, as well as two (2) additional holidays referred to in this section.

Two (2) floating holidays are allowed during the contract year. The first of these floating holidays is to be mutually agreed upon by the Company and the Union. The second floating holiday shall be schedule at the sole discretion of the Company.

SECTION 2
If an employee works on any of these holidays, the employee shall be paid two
(2) times his/her regular pay. This section does not apply to watchmen. In the event any of the above listed holidays fall on Sunday, the Company will accept Friday or Monday, whichever has the greatest local acceptance.

SECTION 3
Eligibility for holiday pay shall be determined on the basis of the following provision:

A. The holiday pay outlined in the Agreement will be paid only to those hourly rate factory employees who have been in the service of the Company forty-five
   (45) calendar days or longer prior to the holiday in question.

B. So as to qualify for this holiday pay, an employee must be actively on the Company's payroll and must actually work the full shift on the day preceding the holiday and the day following the holiday. In the event the holiday falls on Friday, the "following day" will be interpreted to mean Monday, if the plant is working a regularly scheduled five day, forty hour week, and on Saturday if the plant is working a regularly scheduled six day, forty-eight week.

C. Any employee who is absent for any of the following reasons, the day before and/or the day following a holiday shall be considered to have worked and shall not be deprived of holiday pay under the provisions of Paragraph B, above. Excusable absences are as follows:

   (1) Personal illness with burden of proof upon the employee that the Company deems fit to accept.
   (2) Death in the immediate family.
   (3) Jury duty if such duty actually prevents the employee from working.
   (4) Veterans appearing before examining boards of or designated by the Veterans Administration.
   (5) Union business that meets all requirements of this contract.
   (6) If any employee reports to the plant at his/her regularly scheduled time, and without prior notice not to report is sent home by reason of lack of work.
   (7) Layoff during the five (5) day period preceding the day on which the holiday falls and on the next scheduled work day following the holiday.
   (8) Reasonable tardiness and reasonable excuse that the Company deems fit to accept.
   (9) Court appearances.

SECTION 4
Any employee who is absent from work because of personal illness and who because of such illness has been granted written leave of absence, shall be entitled to pay for any holiday, covered by the terms of this Agreement, providing the holiday falls within thirty (30) calendar days of the date the employee was first absent from work. Any holiday falling after the first thirty
(30) calendar days of absence shall not be paid for by the Company and after an employee has been on a leave of absence for more than thirty (30) calendar days, because of illness, the employee shall not be entitled to pay for holidays which fall after the thirty (30) day leave of absence or any extension thereof.

It is understood and agreed that the provisions of the first paragraph of
Section 4 above, apply only to those employees who qualify for holiday pay under the provisions of Article VII of this Agreement and is confined solely to those employees who have been granted a written leave of absence because of personal illness. It is further agreed that the responsibility of making application for a leave of absence rests entirely with the employee.

SECTION 5
If the Company should decide to operate the plant on any of the holidays covered by this Agreement, the employees who do not work shall be entitled to pay for the holiday not worked, providing they qualify for holiday pay under the provisions of this Article.

SECTION 6
In a situation such as outlined in Section 5 above, should an employee choose to work on a holiday, he/she would be paid at a rate of two (2) times his/her regular straight time rate for the holiday worked. Such pay would represent all compensation which he/she would be eligible to receive for the particular holiday in question, and nothing in this Agreement shall be interpreted to mean that any employee can work and receive premium pay and then receive and additional day's pay under the terms of the Agreement covering pay for holidays not worked.

SECTION 7
It is understood and agreed that employees shall receive pay for holiday as outlined in this Agreement even though the holiday in question shall fall on Saturday. It is further agreed that all holiday pay shall be on the basis of eight (8) hours at regular straight time rates. Employees working regularly on the night shift shall receive pay per the night shift schedule.

                       ARTICLE VIII - LEAVES OF ABSENCE

SECTION 1
A leave of absence for personal reason for a period not to exceed forty-five
(45) calendar days may be granted by the Company upon the application of the employee to, and approval by, the Vice President of Mfg., or equivalent. Such leaves of absence shall not be renewed and seniority will be accumulated during the leave.

SECTION 2
Employees requesting formal leaves of absence in excess of forly-five (45) calendar days shall first make application to their foremen or supervisor on the form provided. Such leaves of absence may be approved if the services of the employee are not immediately required. Such leaves of absence will be submitted to both the Company and the Union for approval, and if approved, copies of the leave will be furnished by the Company to the Union and to the employee receiving the leave of absence. Such leaves of absence may be extended, but only if approved in writing by both the Company and the Union. Seniority will continue to accumulate during the period of such leaves.

SECTION 3
An employee will be considered on a sick leave of absence up to thirty (30) calendar days, only if the employee furnishes the Company's Personnel Department with satisfactory medical evidence. This leave will commence as of the first day of such continuous absence due to illness or injury. This leave will be extended for up to ninety (90) additional calendar days, making a maximum of one hundred twenty (120) calendar days, provided the continued absence is supported by satisfactory medical evidence. If the sickness and/or convalescence continues beyond the one hundred twenty (120) calendar days, the leave may be extended up to an additional ninety (90) calendar days with the consent of both the Company and the Union.

Seniority shall accumulate during the period of such leave. Any further sick leave shall be discussed between the Company and the Union in light of circumstances.

SECTION 4
In cases where employees are injured while at work or are suffering from legal occupational disease, then such employees shall automatically be granted an indefinite sick leave and seniority will accumulate for the full period of legal temporary disability.

SECTION 5
Any employee elected to a permanent Union office, or as a delegate to any labor activity necessitating a leave of absence, shall be granted such leave not to exceed elected or appointed term of office, and shall at the end of the term in the first instance, or at the end of the mission in the second instance, be guaranteed re-employment if there is sufficient work for which he/she is in line at the then current rate of pay. Seniority will continue to accumulate during the period of the leave.

SECTION 6
It is agreed and understood that no more than two employees at any one time will be granted leaves of absence, as outlined in Section 5 above, and no more than one employee from any one department will be granted a leave of absence during the term of the Agreement. The Company may require a thirty (30) calendar day notice before granting a leave as provided under Section 5.

SECTION 7
Maternity leave of absence shall be granted in accordance with procedure outlined in Section 3 above.

SECTION 8
All leaves of absence, including sick leaves, granted in accordance with the above provisions, are subject to the following conditions:

A. All leaves of absence are granted without pay.
B. Any employee on leave may return to work in line with his/her seniority before the expiration of his/her leave, providing he/she gives the Company twenty-four (24) hours notice prior to the beginning of his/her regular shift.
C. Any employee who fails to return to work at the expiration of his/her leave shall be considered as having voluntarily quit.
D. If, upon the expiration of a leave of absence, work is not available for the employee in line with his/her seniority, or if the employee would have otherwise been subject to layoff according to seniority during the period of the leave, the twenty-four (24) month period which breaks seniority shall start from the date he/she would have been laid off, providing he/she had been notified at the last address shown in the Company's records of his/her layoff.
E. Any employee who obtains a leave of absence and then accepts employment elsewhere will be considered as having voluntarily quit unless at the time the leave is granted, the circumstances are such that the leave specifically gives him permission to work

                  ARTICLE IX - RULES AND DISCIPLINARY ACTION

SECTION 1
The Union recogmzes the Company's right to establish and enforce reasonable shop rules, subject to the grievance procedure and the terms of the Agreement. It is further agreed that these rules will not be used to discriminate against any employee.

SECTION 2
The Union recognizes the Company's right to reprimand, discipline, and/or discharge employees for just cause. The fact that Article X of the contract which expired on November 30, 1961, has been deleted from contract shall not be interpreted to mean or imply that the Company has in any way forfeited or modified its right to reprimand, discipline and/or discharge employees for just cause. No inference shall be made to the detriment of the Company or the Union from the fact that the provisions of Article X of the contract which expired November 30, 1961, have been deleted from this contract.

SECTION 3
The Union and/or the employee involved reserves the right to appeal any action taken by the Company, under this Article, through the grievance and arbitration procedures of the contract.

SECTION 4
If the Company takes disciplinary action against any of the employees, it shall immediately notify the President, or Union Shop Committee in his/her absence, and give him a complete statement of the circumstances that brought about such disciplinary action.

SECTION 5
The fact that any employee who, prior to the date of the signing of this Agreement, has a reprimand against his/her record, did not file a grievance to have the reprimand removed shall not constitute an acknowledgement on his/her part that the reprimand was justified.

                       ARTICLE X - DISCHARGE OF EMPLOYEE

SECTION 1
The Chairman of the Union, or his/her appointed representative, shall be notified when any member of their organization covered by the Agreement is dismissed.

SECTION 2
All grievance resulting from discharges must be presented directly to the Company within three (3) working days of the date of notification of the discharge. Any such grievance shall be heard in Step C of the grievance procedure within ten (10) calendar days of the date of dismissal, and if it is subsequently determined that the employee was wrongfully dismissed, he/she will then be reinstated and paid for time lost, not to exceed ten (10) calendar days, at his/her regular rate of pay; provided further, that if the case goes to arbitration, that the decisions of the arbitrator shall be final and binding, including the questions of lost time pay which shall not necessarily be limited to the ten (10) calendar days.

SECTION 3
It is understood and agreed that written grievances involving the discharge of employees will be heard only in Step C of the grievance procedure.

                     ARTICLE XI - MANAGEMENT PREROGATIVES

SECTION 1
The Company retains exclusive control over the functions of Management and direction of its working forces, such as it exercised before ever entering into any contract with the Union, except such functions as are relinquished or substantially limited by the express terms of this contract.

SECTION 2
The Union recognizes the Company's right to move machinery, supplies and equipment in or out of its factory at any time it sees fit, and the Union agrees not to interfere with the Company if and when the Company deems it necessary to move machinery, equipment or supplies in or out of its factory. The Union further recognizes the Company's right to locate its factories where the Company wishes and to determine the type and volume of the products to be manufactured in each of its factories. The Company agrees that it will not use this Section to circumvent or weaken the Union. However, it is understood and agreed that certain changes, adjustments and alterations will be made in effectuating the multi-plant operations of the Company.

SECTION 3
The Union recognizes the Company's right to place timekeepers throughout the factory and the Union further recognizes the Company's right to time study all jobs and expressly agrees that there shall not be any interference from the Union or its members when jobs are time-studied.

SECTION 4
The Union recognizes the Company's right to work employees overtime in accordance with the terms of this Agreement.

                          ARTICLE XII - PRODUCTIVITY

SECTION 1
In ratifying this Agreement, the International Association of Machinists & Aerospace Workers (AFL-CIO) and Lodge 2164 recognize that a high level of wages can be maintained only by attaining a high level of productivity. The Union and its members will cooperate in attaining such a level of productivity as is consistent with the safety, health and welfare of the employees. The right of the Company to establish, determine, maintain and enforce standards of production is fully recognized. A grievance shall be processed for an employee by the Union on any standard unfair. Continued failure of an employee to produce on the basis of established standards will be considered due cause for discipline, including discharge, unless the failure is due to causes beyond his/her control.

SECTION 2
The Company shall not be required to retain in its employment any employee who refuses to meet established standards or engages in any attempt or participates in any plan to control or limit the amount or speed of production. The above provision shall in no way deprive an employee of his/her right to file a grievance under the grievance procedure of this contract.

SECTION 3
The Company shall continue its program of establishing job standards. When standards have been established on all operations and jobs, the program will then be submitted to the Union at which time the Union reserves the right to bargain on the basic elements of the procedures and further reserves the right to negotiate for an incentive system.

SECTION 4
It is recognized that the Company's job standard program has not been negotiated with the Union and nothing in this Article is intended to imply that the Union has accepted the job standard program of the Company.

SECTION 5
Seven (7) working days before the Company suspends or discharges an employee for failure to meet established production standards, the Union will be notified of such impending action, during which seven (7) working day period the Company will make available to the Union, upon request, pertinent time study data relating to the production standard involved. The Union, during this seven (7) working day period, shall have the right to call in an industrial engineer from the Grand Lodge to review the standard in question.

SECTION 6
The Union reserves the right to have a qualified representative of the Grand Lodge examine any time standard that may be in dispute. The Company agrees to provide this Grand Lodge representative with any data which may relate to such dispute, and will also grant this representative the right to time study the disputed job if he/she so desires. The Union shall exercise such right between the Step B and Step C meeting of the Grievance Procedure.

SECTION 7
Prior to putting a job standard into effect, the Company will make available to the Committee the number of pieces required per hour or the number of hours per job of such job standards.

SECTION 8
All timing shall be on a fair and equitable basis. As nearly as possible, timing shall be based on the skill of average experienced operators, so that their standards will be established in the respective departments.

SECTION 9
Nothing in Article XII is intended nor shall it be construed to take away from the Company or the Union any of the rights granted under Section 1 of this Article.

                          ARTICLE XIII - WASH UP TIME

SECTION 1
The Company shall grant to all of its employees five (5) minutes wash up time at the close of each shift and five (5) minutes wash up time immediately preceding the lunch period. The Company and the Union will cooperate in the strict enforcement of this privilege and employees who abuse this privilege will be subject to discipline under the provisions of Article IX.

                           ARTICLE XIV - INFORMATION

SECTION 1
The Company will provide the Union each thirty (30) calendar days a complete tabulation, showing all payroll changes made during the preceding thirty (3) calendar day period, which involves employees represented by the Union.

The Company will also provide the Union with an up-to-date seniority list three
(3) time a year.

                           ARTICLE XV - STEWARD TIME
SECTION 1
The Union Committee which meets with the Company on Grievances and Contract Negotiations shall not exceed three (3) in number. However, if the bargaining unit shall increase by 15 or more employees, then the Union shall have the privilege of negotiating an increase in the size of the Grievance Committee.

It is agreed that departmental stewards shall have the right to handle grievances in their respective departments during working hours. Any department steward shall notify his/her Forman before leaving his/her job and will ring a non-productive time card identifying the grievance, and the time will be paid by the Company and charged to Union grievance time. It is further agreed that the chief steward and the Chairman of the Union Committee shall be privileged to consult a departmental steward on grievances after notifying his/her foremen and ringing out a non-productive time card and identifying the grievance, and such time will be paid by the Company. If it appears to the Company that these privileges are being abused by the departmental stewards or the chief steward, then the Company may cancel this privilege upon notifying the Union. If such a cancellation should occur, then this matter shall be subject to negotiations upon the request of either.

SECTION 2
The Company will pay for not more than fifteen (15) hours per month for the time consumed by the Union Shop Committee as a whole in negotiating with Management on any matter arising out of this contract, including the processing of grievances. If part of this fifteen (15) hours is not used in any month, then the unused hours will accumulate for the duration of the contract year. Any of the unused time of the contract year will be applicable to time spent by the committee in contract negotiations.

SECTION 3
It is recognized that from time to time Officers of Shop Committeemen of the Union may ask permission to be absent from work, without pay, to handle Union business relating to the contract. The Company will not unreasonably withhold permission provided that no more than two (2) Officers or Committeemen require to be off at the same time and limit such time to no more than eight (8) hours per month. The Union and the Company will cooperate in the implementation of this provision. During their absence from their jobs, by an Officer(s) or Committeemen the Company may fill their respective position in any manner.

                       ARTICLE XVI - GRIEVANCE PROCEDURE

SECTION 1
It is mutually agreed that a prompt adjustment of grievances is desirable in the interest of good relations between the employees and the Company.

SECTION 2
Should any difference arise between the Company and the Union or its members employed by the Company, concerning the meaning or application of the terms of this Agreement, there shall be no slowdown, suspension of work, stoppage of work, or lock-out on account of such differences, pending final settlement thereof under the procedure provided below. At least three (3) work days prior to the meetings which are provided under Step C of this grievance procedure, each party will submit to the other party a written agenda covering all of the grievances which are to be considered at the meeting in question. Once a grievance has been conclusively answered in Step C of the grievance procedure, then that grievance will not be included on the agenda for another Step C meeting.

Step A - Within five (5) work days from the time the incident occurred or became known to the aggrieved individual, he/she, by himself/herself or with his/her departmental steward, shall make an effort to adjust the difference in an oral manner with the Foremen under whom the aggrieved employee works. The Foremen shall give his/her answer within three (3) work days. ("Work days" shall mean all days except Saturday, Sundays, holidays and other days the plant may be shut down).

Step B - If the grievance is not settled in Step A, the grievance shall then be reduced to writing and presented by a member of the Grievance Committee to the General Foreman or other factory supervisor designated by the Company within three (3) work days from the Foreman's Step A answer. The written grievance will set forth (1) a statement of the grievance clearly indicating the question raised by the grievance, (2) the remedy or correction which is desired, (3) whenever possible, the section or sections of this Agreement relied upon or claimed to have been violated. The General Foreman or other factory supervisor designated by the Company shall give his/her answer to the Committee in writing within three (3) work days from the time he/she receives the written grievance. If the Company representative's answer is not satisfactory, the grievance may be appealed to Step C by a written appeal within five (5) work days from the time the answer is given by the Company representative in Step B.

Step C - Grievances appealed from Step B within the required time, shall be placed on the agenda for the next Step C meeting and referred to the Vice President of Manufacturing for the Company and the Grand Lodge or Business Representative for the Union. Step C meetings will be held at thirty (30) day intervals to consider Step C grievances. The Vice President of Manufacturing shall give a written answer within five (5) work days from the date of meeting unless extension of time for the answer is requested and mutually agreed to by the Union and the Company.

SECTION 3
Any grievance which is deadlocked in Step C must be appealed to arbitration within ten (10) work days from the date of deadlock (except in case of discharge which must be appealed to arbitration within five (5) work days after receipt of the Company's answer in Step C of the grievance procedure) and failure by either party to inform the other party in writing of their intention to arbitrate within the ten (10) working days specified, (or five (5) work days in case of discharge) shall automatically cause the grievance to be forfeited.

SECTION 4
Special Step C grievance meeting may be held at a time and place agreeable to the parties, between the Union Committee and the Vice President of Manufacturing. A Grand Lodge or Business Representative may sit in this meeting.

SECTION 5
Any grievance not appealed from a decision from one step of the procedure to the next step within the prescribed time limits shall be considered settled on the basis of the last decision and not subject to further appeals. The time limitations for the appeal from one step of the grievance procedure to the next, may be extended by mutual agreement between the parties in writing.

                          ARTICLE XVII - ARBITRATION

SECTION 1
If the Company and the Union fail to arrive at a settlement of any dispute arising out of the interpretation or application of the contract terms, or if the Company and the Union are unable to settle a grievance after following the grievance procedure as outlined above, then either party shall have the right to request that the difference of dispute be referred to a Board of Arbitration, composed of one representative selected by the Union, one representative selected by the Company, and a third impartial person mutually agreed upon between the first two.

SECTION 2
In the event the Company and the Union are unable to agree on said third impartial person within five (5) working days, then the Conciliation Division of the United States Department of Labor shall be requested to name such third person.

SECTION 3
The Arbitration Board shall render a decision within ten (10) days of the submission of the dispute to it, and such decision shall be final and binding upon both parties, subject, however, to the restrictions outlined herein. The Arbitrator or Board of Arbitrators shall not have power to add to, subtract from or modify any of the terms of this Agreement. However, they shall have the power to modify disciplinary suspensions. Rulings of the arbitrator or arbitrators, subject only to the requirements of the law and the terms of the contract, shall be binding upon both parties.

The expense of the third impartial arbitrator, if any, including a reasonable compensation to the arbitrator, shall be borne equally by the parties, and each party shall bear the expense and fees of the arbitrator selected by them. In the event it is necessary to rent a room for an Arbitration hearing, the cost of the meeting room will be shared equally by the Company and the Union.

SECTION 4
It is specifically agreed that the question of general wages and merit increases shall not be subject to arbitration. If the Union and the Company fail to agree on grievance involving a merit increase in STEP C of the grievance procedure, then the Union upon the approval of the Grand Lodge, shall have the right to strike over such grievance.

All grievances must be submitted to arbitration within the time limit specified in Section 5 of the Grievance Procedure.

                                ARTICLE XVIII -
SECTION 1
Per Letter of Understanding, production rates and economic conditions will be discussed to coordinate rate changes.

                           ARTICLE XIX - PROGRESSION

SECTION 1
It is agreed that the following progression schedule shall be in effect with regard to increases in rates of pay.

SECTION 2
There are two progressions discussed in this contract:
  A) The progression through the range at hiring.
       See table on "Operations Classification and Rates". Pg 36

  B) The progression through job minimum to job maximum.
       See table on "Operations Classification and Rates". Pg 36

A new hire that is hired below the minimum rate of a classification must first go through the " hire progress". Each classification has a hire rate minimum and hire rate maximum. The progress through this range also has a time limit listed on the chart. The per hour listed is to show a guide line for the Plant Manager along with the time table guide line.

Once the new hire has gone through the "hire process" they then must go through "the-minimum-of job to-maximum-of job" progression. Each job classification is shown with its minimum and maximum rate and time table for each increase, see table on "Operations Classification and Rates".

In any case, the Plant Manager does have the right to increase the rate of progress as a result of extraordinary circumstances in the Plant Manager's opinion.

SECTION 3
It is understood and agreed that the progression schedule outlines in Section 2 above, in no way obligates the Company to give an employee an increase unless the employee has actually continuously worked on the job during the time period specified and shows satisfactory progress.

Disciplinary action will be used for employee showing unsatisfactory progress.

SECTION 4
All pay raises will be granted on Monday only. In a given week, all raises due on Monday, Tuesday and Wednesday will be effective on Monday of given week. All raises due on Thursday and Friday of given week will be effective on Monday of the following week.

                         ARTICLE XX - INJURED WORKMAN

SECTION 1
Any employee injured in the course of his/her employment to such an extent that he/she is unable to finish the day's work shall be pad for that portion of the day that he/she was unable to work, providing a reputable physician indicates that he/she is unable to finish his/her regular shift.

SECTION 2
Any employee injured in the course of his/her employment to such an extent that he/she is unable to work and thus qualifies for State Worker's Compensation, shall be paid by the Company for the period of waiting time not covered by Worker's Compensation, but in no event to exceed a total of five (5) days, eight
(8) hours per day, at the employee's regular straight time earnings.

SECTION 3
It is agreed and understood that the Company, in granting the above pay, in no way is obligated to pay an employee for time lost except in those cases where the employee actually qualifies and receives State Worker's Compensation.

SECTION 4
In the event an employee who is injured is covered by Section 2 of this Article, it is understood and agreed that any benefit which he/she may receive under the provision of Section I shall be counted as part of the five (5) days' pay which will be paid by the Company.

SECTION 5
It is specifically understood and agreed that the term "in the course of his/her employment," as used in Section 2, shall relate only to the time that the employee spends in the actual performance of his/her duties for the Company, and shall not in any way be interpreted to mean time going to and from work.

SECTION 6
The Company will assign a management employee to provide emergency transportation for employees who sustain injury while a work in the plant which require emergency doctor or hospital treatment.

                            ARTICLE XXI - VACATIONS

SECTION 1
Employees will be eligible for a vacation with pay upon the consideration that the employee has worked a minimum of 1,600 hours preceding June 1st of any year unless otherwise specifically provided in this Article.

SECTION 2
It is understood and agreed that the 1,600 hours minimum requirements applies only when the factory has worked a normal forty (40) hour week during the twelve month period preceding June 1st. If the hours in the factory are reduced below forty (40) hours, or increased above forty (40) hours, the minimum hour requirements shall be increased or decreased by the same percentage.

SECTION 3
Vacations are not accumulative from year to year; they must be taken within the current vacation season. The company shall have the right to close the plant and grant all vacations at one time. The Company shall have the further right to work a skeleton crew during the shut-down and such skeleton crew shall not exceed eight (8) employees. In selecting those employees to make up the skeleton crew, the Company shall, whenever practical, give consideration to employees with greater seniority.

This shutdown shall occur between July 15 and August 15 inclusive. All employees, except those covered by paragraph one of this Section 3, shall be required to take their vacation during the shutdown.

SECTION 4
In calculating the 1,600 hours of work required in Section I of this Article, holidays recognized as falling under the scope of this Agreement which are not worked shall be counted as time worked, providing the factory is not operating on these holidays. If the factory does work on any of these holidays and then the employee is absent from work, the time shall not be counted in computing the 1,600 hours.

It is further agreed that the time an employee actually spends on his/her vacation shall be counted as time worked in computing the 1,600 hours requirement for the following year's vacation.

SECTION 5
Subject to the provisions of Section I of this Article, paid vacations shall be granted as follows:

A. Any employee who, on June 1st of any year, has been in the continuous service of the Company for a period of six months, but less than one (1) year, and who has worked a minimum of 800 hours during the period of their employment, prior to June 1, shall be granted a one-half (1/2) week vacation. The minimum hour requirement outlined in Section 1 have been divided in half by virtue of the fact the employees covered by this paragraph A receive a one-half (1/2) week vacation.

B. Any employee who, on June 1, of any year, has been in the continuous employ of the Company for one (1) year, but less than two (2) years, and who has qualified under the requirements of Section 1, shall be granted a one (1) week vacation.

C. Any employee who, on June 1, of any year, has been in the continuous employ of the Company for two (2) years, but less than twelve (12) years, shall be granted a two (2) week vacation, provided they have qualified under the requirements of Section 1.

D. Any employee who on June 1, of any year. has been in the continuous employ of the Company for twelve (12) years, but less than sixteen (16) years, and who has qualified under the minimum hour requirements of Section 1, shall be granted a three (3) week vacation.

E. Any employee who on June 1, of any year, has been in the continuous employ of the Company for sixteen (16) years, but less than eighteen (18) years, and who has qualified under the minimum hour requirements of Section 1, shall be granted a three (3) week vacation and two (2) days vacation.

F. Any employee who on June 1, of any year, has been in the continuous employ of the Company for eighteen (18) years, but less than twenty (20) years, and who has qualified under the minimum hour requirements of Section 1, shall be granted a three (3) week vacation and three (3) days vacation.

G. Any employee who on June 1, of any year, has been in the continuous employ of the Company for twenty (20) years, but less than twenty five (25) years, and who has qualified under the minimum hour requirements of Section 1, shall be granted a four (4) week vacation. Three (3) weeks of such vacation shall be taken as provided in Section 3, and it shall be the sole discretion of the Company as to whether the employee will be permitted to take the additional week off work and if so, the company will determine the time, or the Company may require the employee to work and pay him one (1) week vacation pay in addition to his/her regular rate of pay for the time worked, in lieu of the time off.

                                  Page 24(a)

SECTION 6
"One week" shall be defined to mean each individual employee's average work week worked during the twelve (12) month period preceding June Ist, not to exceed forty four (44) hours, but not less than forty (40) hours. Vacation time not worked and paid holidays specified in Article VII, Section 1, are included as time worked.

SECTION 7
Employees who are entitled to vacation pay shall be paid their regular straight time hourly rate they were receiving at the time they started their vacation, but not less than their rate on June 1st of the vacation year. Night shift employees shall receive as part of their vacation pay, the night shift premium as outlined in the contract.

SECTION 8
In the event the Company elects to stagger vacations, then consideration shall be given in determining vacation time to the Company's production requirements and the wishes of the individual employee. However, it is understood that the final decision in this matter rests with the Company. In cases where two or more employees request a vacation at the same time, first consideration will be given to the employee with the greatest seniority.

SECTION 9
If an employee is discharged for cause prior to June 1st of any year, he/she shall have automatically forfeited all vacation rights, regardless of whether or not he/she has qualified under the 1,600 hour minimum requirements. If an employee is discharged after June 1st and has actually qualified for vacation under the minimum hour requirements, but has not yet taken his/her vacation, then he/she shall be paid at the time of discharge the vacation due to him.

SECTION 10
If an employee has more than one (1) year's service with the Company and has actually earned and received the paid vacation and before earning and receiving the second vacation quits his/her employment with proper notice, then the employee shall be entitled to receive his/her accumulated vacation, based upon an accumulation of one-twelfth (1/12) year per month.

SECTION 11
It is further agreed that if an employee has actually earned a vacation and should die before the vacation is actually taken, then the Company shall pay the deceased employee's estate the vacation pay which the employee has earned.

SECTION 12
In cases of illness where the employee has been given a sick leave under the terms of this Agreement and is absent from work to such an extent that he/she does not qualify under the minimum hour requirements for his/her vacation, then the employee shall receive a pro-rated vacation based upon the time which he/she actually worked. In calculating the amount of vacation due an employee under these circumstances, the amount of time worked as compared to the 1,600 hour minimum requirement shall be used in determining the percentage of the vacation to which he/she is entitled.

SECTION 13
Employees who are granted leaves of absence under the terms of this Agreement shall not be entitled to receive their vacation if they do not meet the minimum hour requirements specified under this plan. However, any employee who is on a leave of absence because of personal injury suffered while actually performing his/her work for the Company shall be entitled to receive credit for the period of time that he/she loses, in determining his/her vacation eligibility. Provided further, that such an employee shall not receive more than a total of one paid vacation under this Section; however, should an employee's absence extend into another year, then he/she would be eligible for a pro-rated vacation based on the hours that he/she work during that year.

SECTION 14
If one of the holidays as outlined under Article VII falls during an employee's vacation period, then the employee shall be entitled to an extra day vacation with pay in lieu of the paid holiday.

SECTION 15
In the event an employee who has more than one (1) year's service with the Company and has actually earned and received one paid vacation, and who fails to qualify during any vacation year because of a layoff shall be entitled to an accrued vacation on the following basis:

A. Such a laid off employee, if not on the Company payroll at vacation time, shall be paid his/her accrued vacation by allowing one-twelfth (1/12) of the vacation to which he/she would have been entitled for each month worked toward a vacation.

B. Such an employee who has been laid off during this vacation year but who has been recalled to work and is working at vacation time will be paid his/her accrued vacation on the same basis of one-twelfth (1/12) for each month worked and will be required to take time off in direct proportion to the vacation pay received, unless the plant is closed in which case, the employee would be required to take time off to the extent of the vacation shut down.

SECTION 16
In the event the Company elects to shut the plant down for vacation, in all cases where the employees are not eligible for vacation pay and there is no work available for them, the Company agrees to give such employees an involuntary layoff.

SECTION 17
Employees with two (2) or more years of seniority who are discharged shall be paid their accrued vacation, based upon the formula of one-twelfth (1/12) of the applicable full vacation for each full month he/she has worked on a new vacation year. This does not apply to employees who are discharged for theft.

                       ARTICLE XXII - SAFETY AND HEALTH

SECTION 1
All reasonable provisions for the safety and health of its employees that are now observed by the Company will be continued.

SECTION 2
The Company and the Union will strive to better the conditions as to safety, sanitary facilities, heating and ventilating within the plant.

SECTION 3
The Company will, within a reasonable time, after the signing of this

Agreement, arrange to provide soap and towel or other appropriate drying facilities for its employees.

SECTION 4
The Company, the Union and the employees recognize that present sanitary condition in the plant are not the best due in part to the age of the facility; however, efforts will be made by the parties involved to better the conditions.

               ARTICLE XXIII - CASUAL HELP AND STUDENT SALESMEN

SECTION 1
Temporary jobs, such unloading cars and trucks, etc., may be performed by casual labor when unskilled and common labor in the plant are not available for the job. Such casual labor, however, shall not be employed longer than seven (7) consecutive working days, except upon agreement between the Union and the Company. Such casual labor shall be paid a rate of not less than the Federal minimum wage.

SECTION 2
The Union shall not bargain for or represent casual help, and all question covering wages, hours and working conditions of casual help shall be determined between the casual worker and the Company.

SECTION 3
The Company reserves the right to train its salesmen on regularly scheduled production work in the factory for a period of not to exceed six (6) months per man. Such student salesmen will not be required to join the Union.

At no time shall there be more than three (3) such student salesmen in training simultaneously. Work done by these student salesmen or casual laborers shall not cause any regular employee to be laid off or displaced or deprive a regular employee of regular work or overtime work.

SECTION 4
Article XXXII, Section 2 (Old Contract) did not preclude Company from hiring part time employees as part of the Bargaining Unit. When a part time position is available, an employee who elects part time status, or is hired as part time, shall carry with him all accumulated full time seniority and shall thereafter accrue seniority at one-half (1/2) the full time rate. Part time employees may use their accumulated seniority against other part time employees in all respects, but in no circumstances may part time employees apply their seniority to obtain a preference against full time employees. Part time employees are not eligible for holiday pay.

Part time employees are eligible for vacation pay based on the following: Part time employees who have worked eight hundred (800) hours immediately preceding June 1, of any calendar year, are eligible for up to twenty four (24) hours vacation with pay determined by dividing their total hours of work (January to June) by forty eight (48).

Hospitalization is available only if part time employee meets Federal standard hours-worked-per-week requirements on a regular basis and also meets hospitalization write up on required hours-worked-per-week. Pension contribution does not apply to part time workers. Union dues apply as required by Union rules. Limit part time employees to total of 6.

This new language reveals our current accepted practices.

                         ARTICLE XXIV - BULLETIN BOARD

SECTION 1
The Company will permit the Union to erect and maintain one bulletin board in the factory for the exclusive use of the Union.

SECTION 2
The Union agrees to confine the use of this board to the posting of bonafide Union notices. No material of a political, religious or derogatory nature, or which is in conflict with the provisions of the Agreement shall be placed on this bulletin board.

                            ARTICLE XXV - STRIKES
SECTION 1
It is agreed that during the period of this contract, the Union will not cause, sanction or approve any strike, slowdown, sit-down, boycott, any curtailment of work, restriction of or interference with production or picket the Company's plant or premises over any matter which is made the subject of arbitration. As to such matters as are not made the subject of arbitration, the Union will not cause, sanction or approve any strike, slowdown, sit-down, boycott, work stoppage of any of the Company's operation, curtailment of work, restriction of or interference with production, or picket any part of the Company's plant or premises until all the bargaining procedure as outlined in the Agreement has been exhausted and not even then unless sanctioned by the Grand Lodge.

                                  Page 27(a)

                           ARTICLE XXVI - INSURANCE

SECTION 1
Insurance coverage presently in effect, or the equivalent thereof, shall be provided by the Company for the term of this Agreement. Employee cost shall be as described below.

                    Table of Employee Premium Participation
--------------------------------------------------------------------------------

Duration - - - - June 28, 1995 through end of Contract

Single - - - -   $7.50 /Mo.

Dependent - - -  $20.00 /Mo.
--------------------------------------------------------------------------------

The above coverage to provide:

        Group Life
        Accidental Death & Dismemberment
        Accident & Sickness Weekly Benefits in amount of:
          June 28,1995 through end of Contract - - -$132.50 /Wk.
as outlined in Benefit Services Agency, Inc. for Imperial Electric Company Machinists Only Plan, except as modified in Section 1

SECTION 2
For new employees the Company will pay:
   1. Life, accidental death and dismemberment, also accident and sickness weekly benefits insurance, effective the first (Ist) of the month following ninety (90) days of employment.

   2. Medical expense benefit insurance as noted in Section 1, effective the first (1st) of the month following thirty (30) day employment.

All new employees will, as a condition of employment, pay for insurance note in one (1) above, from the first (1st) of the month following thirty (30) days employment until the Company assumes the cost as noted in one (1) above at cost stipulated in Section 1.

SECTION 3
It is agreed that when an employee is absent from work because of personal illness, and when such personal illness is covered by a written leave of absence, that the Company shall continue to carry the employee's Benefit Services, Inc. Plan for Imperial Electric Company -Machinists Only polices for a period of not to exceed six (6) months. After this period, the employee shall be solely responsible for paying the premiums of the Benefit Services, Inc. Plan, and it shall be the responsibility of the employee to make arrangements with the Company to pay these premiums in advance.

SECTION 4
The Company agrees to continue the medical expense benefits of the Benefit Services, Inc. Plan for Imperial Electric Company - Machinist Only, as noted in
Section 1 for employee who retire for a period not to exceed three (3) month after date of retirement.

                          ARTICLE XXVII - SUPERVISION

SECTION 1
For the purposes of this Agreement, the factory supervision shall be divided into two groups, namely; salaried supervisors and working foremen.

SECTION 2
The Company agrees that supervisors, or other salaried employees, will not perform work of the same nature as that of the employees they supervise except
(1) for instructions; (2) for experimental purpose (work in Engineering lab is always exempt); (3) in any effort in the elimination of a work hazard or in the creation of a safe working condition; (4) in an emergency; and (5) when inadequate numbers of Bargaining Unit members respond to offers to perform overtime work; or (6) inadequate numbers of Bargaining Unit workers are available due to absenteeism; or (7) the Company's inability to recruit unit workers fast enough to keep up with customer demands.

The Company may in lieu of using salaried employees also use outside sources such "Temporaries" as a form of recruitment. "Temporaries" should not exceed 30% of the work force. The Company will, upon request from the Union, review the situation and status of the "Temporaries" who have worked for the Company for more than three (3) months. At that time the Company will make every effort to hire as permanent or part time any temporary employee who meets companies qualifications for hiring and who is free of any outside contractual agreement with other employers.

SECTION 3
In the event the Company promotes a factory employee to the position of salaried supervisor or working Foreman, the employee shall no longer be eligible for membership in the Union. If the Company desires to demote said employee and discontinue his/her service as a Foreman or Supervisor or work Foreman, or if the Foreman or Supervisor or work Foreman desires to resign his/her position as Foreman or Supervisor or working Foreman, he/she may be returned to his/her previous status as a factory employee and shall make application to the Union for reinstatement. If the local Union denies such an employee reinstatement, then he/she shall have the right to appeal to the Grand Lodge.

SECTION 4
The Company may, at its discretion, appoint working Foremen who will do both supervisory and production work. These working Foremen shall not exceed a total of five (5) at any one time, and all such working Foremen will not be eligible for membership in the Union. In the event the company elevates a factory employee to the position of working Foreman, then he/she shall automatically leave the Bargaining Unit.

SECTION 5
Any such factory employee who may be elevated to the position of working Foreman or salaried Supervisor shall retain all the seniority he/she accumulated in the Bargaining Unit, but shall not continue to accumulate seniority during the period he/she serves as a working Foreman or salaried Supervisor.

Any such employee shall have thirty (30) calendar days from the date he/she is promoted to the position of working Foreman or salaried Supervisor to decide whether he/she wishes to continue on the worldng Foreman or salaried Supervisor's job or return to his/her former job in the Bargaining Unit. If he/she return to the Unit prior to the expiration of his/her thirty (30) calendar day period his/her seniority shall continue unbroken and uninterrupted.

SECTION 6
The Company shall have the right to use the working Foreman as described above in any department so long as the number of employees in that department does not exceed a total of eight (8) on any shift, excluding the working Foreman.

SECTION 7
It is agreed that working Foremen shall not be given special consideration in the distribution of overtime, and it is specifically agreed that they will not be used to deprive a regular employee of overtime.

A working Foreman shall not be used in a department other than his/her own, in the capacity of a working Foreman, to replace a regular employee or to deprive such an employee of overtime.

Working Foremen and salaried Supervisors shall not be used in the same department, except when a working Foreman is being trained to replace the salaried Supervisor.

                                  Page 29(a)

SECTION 8
Nothing in this Article is intended to give the Union the right to bargain for either salaried Supervisors or working Foremen, and it is specifically understood and agreed that all such employees are exempt from the Bargaining Unit and are not subject to any of the provisions of this contract except those outlined in this Article.

SECTION 9
In the event a salaried Supervisor is reclassified to the position of working Foreman, then his/her seniority shall be determined in accordance with the provisions of Section 5 of this Article.

SECTION 10
When permanent reductions in the working force are being made, the working Foreman in the department affected shall not be used to replace an employee under his/her supervision with more seniority than the working Foreman. He/she shall have the right to replace any production employee with less seniority and shall also have the right to remain in the department in the lowest paying classification available even though he/she displaces an employee who has more seniority.

SECTION 11
Hourly rated members of the Bargaining Unit may, at the request of the Company, substitute for a Foreman or Supervisor who may be temporarily absent. Such Bargaining Unit employees shall not discipline or discharge employees while serving as a Supervisor.

SECTION 12
Working foremen will not be used by the Company as pace setters in establishing job standards.

                         ARTICLE XXVIII - PENSION PLAN

SECTION 1
The Company shall contribute to the I.A.M. National Pension Fund, Plan B, during this contract for each hour which employees in all job classifications covered by this Agreement, are entitled to receive pay under this Agreement as follows:
     $0.35 per hour during year January 19, 1992 through June 30, 1997
     $0.45 per hour during years June 28, 1997 through June 27, 2000

The above is valid only with a 5 Year contract agreement that is effective through June 27, 2000

SECTION 2
The Company shall continue contributions base on a forty (40) hour work week while an employee is off work due to a paid vacation and paid holidays.

SECTION 3
The Company shall commence contributions at the completion of the employee's probationary period, but no later than sixty (60) calendar days after date of hire. Temporary employees will be excluded for a period of ninety (90) days after date of hire.

SECTION 4
The I.A.M. Lodge and the Company adopt and agree to be bound by, and hereby assent to, the Trust Agreement, dated May 1, 1960, as amended, creating the I.A.M. National Pension Fund and Plan rules adopted by the Trustees of the I.A.M. National Pension Fund in establishing and administering the foregoing Plan pursuant to the said Trust Agreement, as currently in effect and as the Trust and Plan may be amended from time to time.

SECTION 5
The parties acknowledge that the Trustees of the I.A.M. National Pension Fund may terminate the participation of the employees and the Company in the Plan if the successor bargaining agreement fails to renew the provisions of this pension Article, other than to increase the Contribution Rate or to add job classifications or categories of hours for which contributions are payable.

SECTION 6
This Article contains the entire agreement between the parties regarding pensions and retirement under this Plan and any contrary provision in this Agreement shall be void. No oral or written modification of this Agreement shall be binding upon the Trustees of the I.A.M. National Pension Fund. No grievance procedure, settlement or arbitration decision with respect to the obligation to contribute shall be binding upon the Trustees of said Pension Fund.

SECTION 7
The administration and operation of the I.A.M. National Pension Fund shall be the sole responsibility of the Administrator of said Plan and the Company shall have no responsibility for such administration and operation other than those obligations specifically imposed upon it hereunder in this Article XXVIII.

                           ARTICLE XXIX - JURY DUTY
SECTION 1
Any employee covered by this Agreement who is required to serve as a juror, during the term of this Agreement, will be paid by the Company for such jury time upon the following terms and conditions.

A. Any employee notified to report for jury duty must immediately notify the Company and cooperate with the Company should they seek to have the employee excused from jury duty.
B. Any employee, required to serve as a juror, on a day that he/she is scheduled to work will be paid by the Company the difference between the pay he/she receives for serving as a juror and his/her straight time hourly rate for his/her regular work day not to exceed eight (8) hours.
C. Employees must secure from the Jury Commissioner a receipt for all time spent as a juror and all payments made by the Company under this Article will be based upon these receipts.
D. Employees who are excused from jury duty prior to 2:00 PM must immediately return to work and cannot claim jury pay for any time after they have been excused.
E. Afternoon Shift employees who serve as jurors will receive jury pay on the same basis as though they were working on the day shift. They shall not receive night shift bonus as part of their jury duty pay.

                           ARTICLE XXX - FUNERAL PAY

SECTION 1
Employees who are absent from work due to a death in their immediate family will be paid for such absence on the following terms and conditions:

A. The immediate family shall mean: mother, father, spouse, mother-in-law, father-in-law, step-mother, step-father, brothers, sisters or children of the employee.
B. Funeral pay shall commence on the day following the death and shall end at the conclusion of the third calendar day thereafter.

C. Employees shall be paid only for the actual working days lost up to a maximum of three (3) and shall not be paid for any of the three (3) days that may fall on days which the plant or the employee is not scheduled to work.
D. All funeral pay shall be based on the employee's straight time hourly rate at the time of the absence, not to exceed eight (8) hours.
E. The Company may, if it so desires, require proof of death before paying funeral pay.

                           ARTICLE XXXI - LONGEVITY

SECTION 1
Employees age sixty two (62) or older who retire after January 19, 1978, and who have fifteen (15) years of continuous employment with the Company at that age shall receive a one thousand ($1000.00) Life
Insurance Policy, paid for by the Company.

                           ARTICLE XXXIII - GENERAL

SECTION 1
No pay for lunch period 2nd or 3rd shift witless granted as exception by Plant Manager.

SECTION 2 Replaced by Article XXIII, Section 4 (new).

SECTION 3
With the new product being manufactured in the Akron Plant, the Shipping Dept. hours will be as required, but in all cases there will be a first shift of eight
(8) hours if required. Each shift will match the regular 1st and 2nd shift as close as possible (some flexibility is required by the nature of the new product where factory stock of finished motors is not normal, thus motors have to be built to meet a shipping schedule, not put on a shelf). Shipping could occur later in evening than now is nonnal.

SECTION 4
In cases of discharge, the Chairman of the Union will be notified and consulted before the discharge. This does not take away or in any way restrict the Company's right to discharge for just cause.

SECTION 5
The Company agrees not to bring into its plant any subcontractors to do work in the plant unless the Company does not have the qualified personnel andJor equipment to do the job in a reasonable efficient manner.

This does not in any way affect any work in the plant of office which is now being subcontracted nor does it prohibit the Company from subcontracting work outside the plant. When work which is normally done in the plant is subcontracted outside, the Company will notify the Union and will explain the reasons therefor.

                         ARTICLE XXXIII - TERMINATION

SECTION 1
The foregoing Agreement supersedes all previous signed Agreements between the Company and the Union on any and all matters.

SECTION 2
Any and all issues between the Company and the Union are herewith closed until midnight;

SECTION 3
This Agreement shall remain in full force and effective lentil midnight, the 18th day of __________________and shall be continued in full effect for and additional twelve (12) months unless either party gives the other party, by certified mail, a signed and written notice of its desire to cancel this Agreement or to negotiate changes and modifications in this Agreement.

SECTION 4
Upon receipt of this notice from either party, as outlined under Section 3 of this Article, a conference will be arranged within ten (10) days.

                           EQUAL OPPORTUNITY CLAUSE

The Company and the Union agree that there shall be no discrimination against any employee in respect to hiring, termination, upgrading, transfer, or other employment practices, or in Union membership on account of age, race, sex, color, national origin, or religion.

                                  SCHEDULE B

BASIC GROUP 1
8 - Wind Field Coils
8 - AC Connectors, Grade A
8 - Die Setter
8 - Electrician
8 - AC Winders, Grade A
8 - Sheet Metal Worker and Layout
8 - Commutator Assembly
8 - DC Winders and Connectors, Grade A
8 - DC Motor Assembly
8 - Coil Assembly
9 - Welders
9 - Inspector - Electrical
9 - Inspector - Department 6
9 - Inspector - Machine Shop
9 - Turn Armatures and Rotors
9 - Turret Lathe Operator
9 - Boring Mill Operator
9 - Bearing Lathe Operator
9 - Engine Lathe Operator
9 - Milling Machine
9 - Shaft Grinder
9 - Stator Core Assembly
9 - Welder - Carbon Arc
9 - Balance
9 - Testing Motors
9 - Machine Repair
9 - Tool Maker

BASIC GROUP 2
7 - DC Winders & Connectors, Grade B
7 - AC Connectors, Grade B
7 - Cut Insulation
7 - Die Grinder
7 - Wind Interpole Coils
7 - AC Motor Assembly
7 - Solder and Band Armatures
7 - Test and Finish - Stators ~ Armatures
7 - Truck Driver
7 - Watchman
7 - Rotor and Armature Assembly
7 - Drill Presses
7 - Maintenance Workers
7 - AC Winders all Frame thru 50's, Grade B
8 - Radial Drill
8 - Rotor and Armature Assembly and Electric Arc Welding
8 - Saw and Centering and Rolling Machine
8 - Chief Clerk - Stockroom
8 - Brushholder Assembly

                             SCEIEDULE B (cont'd.)
BASIC GROUP 3
5 - Insulate Stators and Armatures
4 - Sweeper
5 - Taping Field Coils
5 - Taping AC Coils
5 - Trucker
5 - Spread and Form Coils
5 - Hosing and Testing Armature Coils
5 - Notching Press - Buffing Comm Bars
5 - Clerk - Stockroom
6 - Clean and Dip - Stators and Coils (Department 3)
6 - Clean and Paint - Armatures and Rotors (Department 7)
5 - Bench Hands - Including Disc Grinder
5 - Insulate Stators and Armatures and Cut Insulation
6 - Undercut, Polish and Clean
6 - Bench Work - File Slots
6 - Tool Crib Attendant
6 - Key Seater
6 - Loop Winding - AC & DC
6 - Paint Casting
6 - Punch Press
6 - Paint Sprayer
6 - Crate Builder

             THE PM & ELEVATOR OPERATION CLASSIFICATIOIN AND RATES
                    FOR ELEVATOR DESCRIPTION OF EACH GRADE,
                            REFER TO PAGES 34 & 35

              Grade 10               Grade 9                  Grade 8
              -------------------------------------------------------
Description   MASTER                 SETUP                    MACHINE & SETUP
                                     -----                    --------------
              MECHANIC A             MAINTENANCE B            MOTOR ASSY.
              ----------
              All Around             Operate at               FINAL TEST and
              Operate                Least 5                  INSPECTION
              All Around D           Different
              Maintenance            Type Operations
--------------------------------------------------------------------------------

June 28,1995  TOP 12.00             9.75                     9 30
                   7.50             7.00                     6.50
PROGRESS      $0.25 Every           $0.20 Every              $0.20 Every
              2nd Month             2nd Month                2nd Month

--------------------------------------------------------------------------------
-
HIRE          5.50 to 7.50          5.50 to 7.00             5.50 to 6.50
              or Required           or Required

HIRE          6 Months              6 Months                 4 Months
PROGRESS      To Hire               To Hire                  To Hire
              Top                   Top                      Top
              $0.35/Mo.             $0.25/Mo.                $0.25/Mo.

--------------------------------------------------------------------------------
-
SEPT. 28,1996 12.50                 10.25                    9.80
              7.50                  7.00                     6.50
              ($0.50 TOP)           ($0.40 TOP)              ($0.50 TOP)

--------------------------------------------------------------------------------
-
DEC. 28, 1997 13.00                 10.65                    10.15
              7.50                  7.00                     6.50
              ($0.50 Top)           ($0.40 TOP)              ($0.35 TOP)

--------------------------------------------------------------------------------
-
               BELOW THIS LINE VALID ONLY IF CONTRACT IS 5 YEARS

3/28/l999      13.40                11.05                     10.50
               7.50                 7.00                      6.50
RATE           ($0.40 Top)          ($0.40 TOP)               ($0.35 TOP)
INCREASE

--------------------------------------------------------------------------------
-
12/28/97
PENSION        $0.10/HR.            $0.10/HR.                 $0.10/HR.

             THE PM & ELEVATOR OPERATION CLASSIFICATIOIN AND RATES
                    FOR ELEVATOR DESCRIPTION OF EACH GRADE,
                            REFER TO PAGES 34 & 35

                   Grade 7          Grade 6      Grade 5        Grade 4
                   ----------------------------------------------------
Description        BALANCE          VARNISH      PAINT          COIL
                   WIND             FRAME ASSY.  ARM. PROCESS   BR.BRD.ASSY.
                   FLUIDIZE                      MACHINE OPER   COMM. BRKT B
                   CONNECT                       ONLY           SHIPPING
                   FUSE-TEST                     ARM CORE ASSY  PACKAGING
                   COM. BRKT.                    WELDER
                   ASST, A

--------------------------------------------------------------------------------

June 28,1995       TOP 8.90         8.50         8.10            7.75
                       6.25         6.00         5.80            5.80
PROGRESS           $0.20/2 Mo.      $0.20/2 Mo.  $0.20/2 Mo.     $0.15/2 Mo.

--------------------------------------------------------------------------------
-
HIRE               5.50 to 6.25     5.50 to 6.00 5.50 to 5.80    5.50 TO 5.80

HIRE               4 Months         3 Months     2 Months        2 Months
PROGRESS           To Hire          To Hire      To Hire         To Hire
                   Top              Top          Top             Top
                   $0.20/Mo.        $0.15/Mo.    $0.15/Mo.       $0.15/Mo.

--------------------------------------------------------------------------------
-
SEPT. 28,1996      9.25             8.80         8.35            8.00
                   6.25             6.00         5.80            5.80
                   ($0.35 TOP)      ($0.30 TOP)  ($0.25 TOP)     ($0.25 TOP)

--------------------------------------------------------------------------------
-
DEC. 28, 1997      9.60             9.05          8.60           8.25
                   6.25             6.00          5.80           5.80
                   ($0.35 Top)      ($0.30 TOP)   ($0.25 TOP)    ($0.25 TOP)

--------------------------------------------------------------------------------
-
               BELOW THIS LINE VALID ONLY IF CONTRACT IS 5 YEARS
               -------------------------------------------------

3/28/1999           9.95             9.30          8.85           8.50
                    6.25             6.00          5.80           5.80
RATE                ($0.35 TOP)      ($0.30 TOP)   ($0.25 TOP)    ($0.25 TOP)
INCREASE

--------------------------------------------------------------------------------
-

12/28/97
PENSION              $0.10/HR.        $0.10/HR.     $0.10/HR.      $0.10/HR.

                               Page 36 (Cont'd)

                            LETTER OF UNDERSTANDING

As a result of the negotiations of June 1995, the following agreement was reached to accommodate seven (7) existing elevator product employees. The following table places them inside a rating that will allow them to operate as elevator or P.M. employees. Their present pay rates are recorded and frozen and the rate changes for the future are recorded.

NAME            T.ERVINE        J.MOLESSA       C.NICHOLAS     T. MILLER
------------------------------------------------------------------------
NOW AT          12.00           10.06           9.60            8.53
SIGNING
JUNE '95

------------------------------------------------------------------------
PROGRESSION     NONE            NONE            NONE            TO 8.80

------------------------------------------------------------------------
ON
09/26/96        12.50           10.25           9.80            8.80

------------------------------------------------------------------------
ON
12/26/97        13.00           10.65           10.15           9.05

------------------------------------------------------------------------
QUALIFY
FOR LABOR       10              9               8               6
PM
GRADE AS
OF SIGNING

------------------------------------------------------------------------
                ELEVATOR        ELEVATOR        ELEVATOR        ELEVATOR
JOB             or              or              or              or
DESCRIPTION     PM              PM              PM              PM
------------------------------------------------------------------------


NAME         M.NICHOLAS        G.MURPHY           J.THOMS
----------------------------------------------------------
NOW AT         8.48            9.75               10.06
SIGNING
JUNE '95

----------------------------------------------------------
PROGRESSION    TO 8.80         NONE               NONE

----------------------------------------------------------
ON
09/26/96       8.80            9.80               10.06

----------------------------------------------------------
ON
12/26/97       9.05            10.15              10.30

----------------------------------------------------------
QUALIFY
FOR LABOR      6               8                  8 SPEC'L
PM
GRADE AS
OF SIGNING

----------------------------------------------------------
               ELEVATOR        ELEVATOR         ELEVATOR
JOB            or              or               or
DESCRIPTION    PM              PM               PM

The above are free to bid on any job opening in the PM operation. The PM operation description & rates are on page

Michael Nicholas and Thomas Miller will take a cut in pay if transferred to PM per chart on Page 37. As elevator employees, follow elevator pay. All other elevator employees covered Page 37.

New or revised Articles in this contract take precedence over any conflicting paragraph left over from old Contract that was not removed due to oversight. New and revised Articles and Sections reveal the intent of this Contract. Old conflicting paragraphs do not carry the current negotiated intent. For example, Progress Chart, Page 36 and revised Article V, Section 9. take precedence over a typical old paragraph of Article V, Section 12.

In section of the new Contract where stronger language has been added affecting absenteeism or any time off, the Company intends to enforce those new adders in an attempt to keep absenteeism to a minimum.

In trying to blend language into this Contract to cover a new product (PM) which is slightly different than the elevator product, a description of jobs sometimes is not clear. For the PM, we will use the established definition used in the Cuyahoga Falls plant. For instance, armature processing (a grade 6 job) is intended to mean all of the final operation on the armature just prior to final assembly of the motor. Armature processing includes, turn epoxy off the arm core OD, undercut, turn and polish commutator. This processing could also extend to cover "press on bearings" and "press on fans" and any other associated final processing of armature as required. Many other operation descriptions follow the same kind of separate meeting.

The general rate increases shown on the chart on pages 36, 37, 38 for 9/26/96, for 12/26/97 and for 3/26/99 apply to the top of the rate only. There will be no adjustment for those employees in progress until they reach top

The new PM product is of the nature that it is considered a repeatable product. This type of product produces excellent comparative data. In the Union negotiating meetings, I spoke about our method of establishing a benchmark of acceptance for each job by a shared observation and common sense. Once those type of "standards" are established, we will not accept a variation greater than 10% on a continuous basis.

Our first attempt to solve the excess negative variation problem will be to discuss it in a Union meeting where the production data is being reviewed. If that meeting, along with peer pressure, doesn't solve the problem along with Management discussing the negative variation with the particular employees, then dismissal is necessary.

The details of the above paragraph were covered completely by Company in negotiation meetings. The Company will repeat the details in each production review meeting with the Union and the Company will also repeat the details to the affected parties before taking such serious action as termination. The total time required to solve a negative variance problem should not take longer than the three procedures outlined above.

                a) Identify
                b) Talk to Union
                c) Talk to employee
                      Not necessarily in the above order.



                                  Page 37 (a)

THE FOLLOWING IN VALID ONLY IF 5 YEAR CONTRACT
----------------------------------------------

NAME            T.ERVINE        J.MOLESSA       C.NICHOLAS      T.MILLER
------------------------------------------------------------------------

3/99            13.40           11.05           10.50           9.30
INCREASE        $0.40 TOP       $0.40 TOP       $0.35 TOP       $0.25

------------------------------------------------------------------------
12/97
PENSION         $0.10/HR.       $0.10/HR        $0.10/HR.       $0.10/HR


NAME            M.NICHOLAS         G.MURPHY            J.THOMS
--------------------------------------------------------------

3/99            9.30               10.50               10.50
INCREASE        $0.25 TOP          $0.35 TOP           STD. NO SPEC.
                                                       $0.20

------------------------------------------------------------------------
12/97
PENSION         $0.10/HR.          $0.10/HR.           $0.10/HR.

The seven existing elevator employees are shown in the above chart for the convenience of understanding their transition into the PM group, should it occur. As long as the elevator group can support them with jobs, they will remain there; however, they can bid on a PM job should they desire to do so. When the elevator jobs can no longer support them; then, they will be transferred into the PM job rating listed on the chart. As with any job being able to perform in a reasonable and efficient manner. Because they will hold higher rates as shown in the chart on line one (1), they must be aware that requirement to meet our economic requirements will still be there.

In this summary statement let us both (Union and Management) look at the objective here. We are experimenting with the PM product line in the Akron plant. The rules are simple. We must be able to meet our economic requirements. The Company will help attain these acceptable costs by continuing every effort to share the burden of cost reduction among all departments; however, in the end the test as to whether this project in Akron is a success or failure rests heavily on the product being made in a efficient manner.

In the first fifteen (15) months of this project, there will be extraordinary pressure on the project if the seven (7) elevator employees are transferred to the PM project because of the lack of elevator work. Their "red circle" higher wages during those early stages (up to two (2) years) of the PM experiment will require an extraordinary effort on their part should their transfer to the PM group occur during this critical period. After the first two (2) years, the PM and elevator wages will start to blend together. The pressure to succeed may subside slightly at that point, but we can never let our guard down, lest a competitor will move into the niche market we now enjoy.

The Company will review, with the Union, the cost per piece required to remain competitive with competition outside the Akron plant. This joint effort of reviewing the requirements to succeed will go a long way to keeping the PM project active in Akron.

We have shown our confidence in the Akron group by moving the project forward through the renovation of the Akron machine shop and the continued purchase of machinery and equipment that is required for the project even though we do not have a working agreement as of this June 25th date.



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